UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 30, 2022

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 30, 2022, Hawaiian Airlines, Inc. (“Hawaiian”), a Delaware corporation and wholly-owned subsidiary of Hawaiian Holdings, Inc. (the “Company”), entered into a supplemental agreement (the “Supplemental Agreement”) to that certain Purchase Agreement No. PA-04749, dated as of July 18, 2018 (the “Purchase Agreement”), with The Boeing Company (“Boeing”), pursuant to which Hawaiian has agreed to purchase a total of two (2) additional Boeing 787-9 aircraft bringing its firm order of Boeing 787-9 aircraft under the Purchase Agreement and Supplemental Agreement to a total of twelve (12) Boeing 787-9 aircraft.

Additionally, as part of the Supplemental Agreement, Hawaiian and Boeing agreed to defer the delivery of ten (10) Boeing 787-9 aircraft previously scheduled for delivery beginning in the fourth quarter of 2022. Deliveries of these Boeing 787-9 aircraft will commence in the fourth quarter of 2023 and will continue into 2027, with one Boeing 787-9 aircraft now scheduled for delivery in 2023 and three Boeing 787-9 aircraft now scheduled for delivery in 2024.

The delivery schedule disclosed above represents Hawaiian’s best estimate of timing of aircraft delivery under the Purchase Agreement and Supplemental Agreement, as of the date of this report. Actual delivery dates are subject to change based on various potential factors, including production delays by the manufacturer.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Supplemental Agreement which the Company intends to file with the Securities and Exchange Commission with its Annual Report on Form 10-K for the year ended December 31, 2022. The Purchase Agreement was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Item 2.02. Results of Operations and Financial Condition

The Company is providing an update to its previously disclosed capital expenditures outlook for the full year ending December 31, 2022 disclosed in Exhibit 99.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2022. As a result of entering into the Supplemental Agreement, the Company now expects its capital expenditures for 2022 to be approximately $45 million to $60 million whereas the Company’s prior guidance was that capital expenditures for 2022 would be approximately $120 to $135 million.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current plans and expectations. Such forward-looking statements include, without limitation, expectations and plans with respect to the delivery and terms of delivery of Boeing 787-9 aircraft under the Purchase Agreement and Supplemental Agreement, and the Company’s updated expectations related to its capital expenditures for 2022. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s strategy and business plans; the effect of macroeconomic conditions and political circumstances on the Company’s business operations and financial condition; supply chain constraints; future financial commitments in connection with purchasing Boeing 787-9 aircraft; the availability of future sources of capital, which could change as a result of market conditions or for other reasons; interest rates; the Company’s ability to generate sufficient cash and manage its available cash; changes in the Company’s capital needs; and the Company’s financial liquidity.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. Except as required by law, the Company does not undertake to publicly update or revise any forward-looking statements to reflect events, circumstances or new information that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2023

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer